BOONTON ELECTRONICS CORPORATION
                         25 Eastmans Road, P. O. Box 465
                               Township of Hanover
                        Parsippany, New Jersey 07054-0465

           -----------------------------------------------------------





                                                               February 28, 1997


TO:  THE HOLDERS OF THE COMMON STOCK OF
      BOONTON ELECTRONICS CORPORATION

         Enclosed is a copy of the Corporation's Annual Report for its fiscal year ended September 30, 1996.

         Annexed to this letter is the Notice of Annual Meeting of the Stockholders to be held March 24, 1997.

         The persons names in the enclosed form of Proxy propose to vote for the election of two Directors. If at the time of election any of the foregoing nominees are unavailable, the persons acting as proxies may, in their judgment, vote for other nominees.

                                    Sincerely,


                             By /s/ John E. Titterton
                                    -------------------------
                                    John E. Titterton
                                    Secretary

                         BOONTON ELECTRONICS CORPORATION
                         25 Eastmans Road, P. O. Box 465
                               Township of Hanover
                        Parsippany, New Jersey 07054-0465
           -----------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
   BOONTON ELECTRONICS CORPORATION:

         Please take notice that the Annual Meeting of Stockholders of BOONTON ELECTRONICS CORPORATION will be held at the offices of the Corporation at 25 Eastmans Road, Township of Hanover, New Jersey, Thursday, the 24th day of March, 1997 at 3:00 o'clock in the afternoon for the following purposes:

          1.   To elect two Directors; and

          2. To transact such other business as may properly come before the meeting.

         Only stockholders of record as of the close of business on January 30, 1997 will be entitled to vote at the meeting.

         If you wish your stock to be voted and you do not expect to be present in person at the meeting, please fill in, sign, and return the enclosed proxy in the envelope provided.

         This NOTICE is sent by order of the Board of Directors.


                                   Sincerely,



                                   By /s/ John E. Titterton
                                   ------------------------
                                   John E. Titterton
                                   Secretary


February 28, 1997

                         BOONTON ELECTRONICS CORPORATION
                         25 Eastmans Road, P. O. Box 465
                               Township of Hanover
                        Parsippany, New Jersey 07054-0465


           ----------------------------------------------------------
                                 PROXY STATEMENT
           ----------------------------------------------------------


         The accompanying Proxy is solicited by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on March 24, 1997. The persons named as proxies were selected by the Board of Directors of the Corporation and are Directors of the Corporation.

         Any stockholder giving a Proxy has the right to revoke it by notice in writing to the Secretary of the Corporation at any time prior to its use.

         The Corporation will pay the cost of soliciting Proxies in the accompanying form. Proxies may be solicited by Directors, officers and other employees of the Corporation personally, by mail, by telephone or by facsimile. On request, the Corporation will pay brokers and other persons holding shares of stock in their names or in those of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

         The information contained in this Proxy Statement with respect to the nominees for the Board of Directors is based upon information furnished by them.

         This Proxy Statement and the accompanying Proxy are first sent to stockholders on February 28, 1997.



                                VOTING SECURITIES
                              ---------------------

         The Corporation has only one class of stock, which has the sole voting power. At the date of this Statement there were 1,636,585 shares of the Corporation's capital stock issued and outstanding entitled to vote. Each share outstanding on the record date will be entitled to one vote at the meeting. Only stockholders of record at the close of business on January 30, 1997 will be eligible to vote at the meeting. Fifty-one (51%) percent of the outstanding shares will constitute a quorum at the meeting.

         The following tabulation lists, as to (i) each present Director of the Corporation, (ii) each other person known to the Corporation to be the beneficial owner of more than five percent (5%) of the voting stock of the Corporation, and (iii) all Directors and officers as a group, the number and percentage of the Corporation's voting common stock owned by such beneficial owner, Director and group on the date indicated. Except as reflected in the tabulation, all shares are directly owned by the named individuals and group members, and such individuals and group members possess sole voting and investment power with respect to such shares.

                                                 Number of Shares
                                                Beneficially Owned
            Beneficial Owner                    on February 21, 1997             Percentage Ownership
----------------------------------------- --------------------------------- --------------------------------
Daniel Auzan (Director)                                      -*                          0.00%
c/o Metrix, S.A.
Parc Les Glaisins
6, Avenue du Pre de Challes
B.P. 330-74943
Annecy-le-Vieux Cedex,France

Ronald T. DeBlis (Director)                              63,648                          3.89%
37 Farmstead Road
Short Hills, NJ  07078

Jack Frucht (Director)                                   36,782                          2.25%
380 Mountain Road, Apt. 512
Union City, NJ  07087

Abel Sheng (Director)                                   134,859                          8.24%
443 Northfield Avenue
West Orange, NJ  07052

Otto M. York (Director)                                 181,087                         11.06%
130 Hempstead Court
Madison, NJ  07940

John M. Young (Director)                                130,606**                        7.98%
9749 Maplecrest Circle, S.E.
LeHigh Acres, FL  33936

G.E.M. USA, Inc.                                        260,300                         15.91%

Holmes Bailey                                           215,000                         13.14%
44 Nottingham Road
Short Hills, NJ  07078

----------------------------------------- --------------------------------- --------------------------------
All directors and officers                              819,882***                      49.72%
as a group (8 persons)
----------------------------------------- --------------------------------- --------------------------------

     *Mr. Auzan is the indirect beneficial owner of the shares owned by G.E.M.
      USA, Inc.
    **Includes 6,000 shares owned by his wife to which Mr. Young disclaims beneficial ownership.
   ***Includes 12,500 shares which may be acquired on exercise of outstanding options.
--------------------------------------------------------------------------------

                          SHAREHOLDERS VOTING AGREEMENT
                          -----------------------------

         The Corporation, on October 21, 1996, entered into a Subscription and Option Agreement with G.E.M. USA, Inc. ("GEM"), whereby the Corporation agreed to sell Eighty Thousand (80,000) of the authorized but unissued common shares in the Corporation for the Subscription Price of Two Hundred Thousand Dollars ($200,000.00), which amount was paid on December 9, 1996.

         In addition, in consideration for One Dollar ($1.00) and other good and valuable consideration, the Corporation granted to GEM an option (the "Option") until June 9, 1997, to subscribe for Four Hundred Forty-Three Thousand Seven Hundred (443,700) of the authorized but unissued common shares in the Corporation at the price of Three Dollars Twenty-Four Cents ($3.24) per share or, in the aggregate, One Million Four Hundred Thirty-Seven Thousand Five Hundred Eighty-Eight Dollars ($1,437,588.00).

         In connection with the execution of the Subscription and Option Agreement by and between GEM and the Corporation, certain Director-Shareholders ("Shareholders") of the Corporation, being RONALD T. DeBLIS, JACK FRUCHT, and JOHN M. YOUNG, entered into a Shareholders and Voting Agreement, together with GEM and the Corporation, which provides for, among other things, the following provisions:

         The Shareholders hereby agree to retain, vote, transfer or encumber their respective Shares, owned by them as of the date of this Agreement or thereafter acquired pursuant to an existing option, only in the manner and upon the terms provided for in this Agreement, and further agree that none of the Shares, nor any interest in all or any part of the Shares shall be sold, assigned, pledged, given or otherwise transferred or encumbered (except with respect to encumbrances arising from the purchase of Shares on margin), in any manner and upon the terms and conditions provided for in this Agreement.

         The Company shall not cause nor permit the transfer of any of the Shares to be made on its books unless the transfer is permitted by this Agreement, and has been made in accordance with its terms.

         None of the Insider Shares nor any interest in all or any part thereof may be sold, assigned, pledged, given or otherwise transferred or encumbered (except with respect to encumbrances arising from the purchase of Shares on margin), voluntarily or otherwise, to any person or entity, except by complying with the terms, conditions and provisions of this Agreement. Nothing herein shall restrict the right of GEM to sell, assign, pledge or otherwise transfer the GEM Shares.

         Upon the death, permanent disability or filing of a petition in bankruptcy by or against an Insider Shareholder, GEM shall have the option to purchase and, upon the exercise of such option, the legal representative of the deceased Insider Shareholder, or such Insider Shareholder, as the case may be, shall sell to GEM the Shares held by such Insider Shareholder or deceased Insider Shareholder for a price equal to the average trading price per share of the Company's registered shares for the last One Hundred Thousand (100,000) shares sold though market makers authorized to sell the Shares during the period immediately preceding the death, permanent disability, or entry of an order for relief in the bankruptcy proceedings commenced by or against such Insider Shareholder.

         The Shareholders agree among themselves, and with the company, that they shall attend all meetings of Shareholders, in person or by proxy, and/or execute all necessary unanimous written consents of the Shareholders and/or call such special meeting of all the Shareholders of the Company as may be necessary or desirable to accomplish the purpose and intent of the provisions of this Agreement, in accordance with the principles set forth in this Agreement.

         Each Shareholder agrees to take all action, including, but not limited to, the voting of the capital stock of the Company owned by such Shareholder, so that the Board of Directors of the Company shall consist of seven (7) qualified directors including at least two qualified members designated by GEM, one of who will serve as chairman of the Board of Directors. In the event of the resignation, death, disqualification or removal by the Company or the Board of Directors of any member of the Board of Directors designated by GEM, the Shareholders agree to replace such director(s) with member(s) designated by GEM and, to the extent necessary, to cause a notice of special shareholders' meeting to be sent to each shareholder of record of the Company in accordance with the By-laws of the Company, stating the purpose of the meeting and naming such designee(s). At the meeting called pursuant to such notice, each of the Shareholders shall vote his Shares so as to elect the nominee(s) of GEM as a director of the Company.

         In the event the Board of Directors of the Company causes or allows any of the acts set forth in subsection (a) through (k) below to be taken (or approves or allows any acts to be taken which contemplate the taking of any of the acts described in subsection (a) through (k) below) without the consent of the Board members designated by GEM, or allow any act or event described in subsection (1) below to occur, each of the Shareholders agrees to cause (and/or to cause the Board of Directors to cause) a notice of a special shareholders' meeting to be called and served upon each shareholder of record of the Company in accordance with the By-laws of the Company, for the purpose of removing the existing Board of Directors, voting for a new Board of directors and naming seven (7) designees to the Board, which shall include at least four (4) members designated by GEM. At the meeting called pursuant to such notice, the Shareholders agree to take all action, including, but not limited to, the voting of the capital stock of the Company owned by such Shareholder, so that the Board of Directors of the Company shall consist of seven (7) qualified directors, including at least four (4) qualified members designated by GEM.

         (a) Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or By-laws of the Company;

         (b) The dissolution or liquidation, or the taking of any action authorizing the dissolution or liquidation of the Company;

         (c) Increasing the authorized shares of capital of the Company, creating any new class or series of stock, or approving and/or authorizing any recapitalization of the shares of capital stock of the Company;

         (d) The payment of any dividend on the common stock of the Company, whether in cash or in securities of the Company or of any other entity, or the making of any distribution to the shareholder of the Company;

         (e) The approval or acceptance of any plan of redemption or acquisition by the Company of any of its shares of capital stock;

         (f) Any increase in the size of the Board of Directors;

         (g) The termination of, or modification or amendment to, the powers and duties of the Budget Committee, Compensation Committee, Audit Committee or Environmental Committee;

         (h) The appointment to each of the Environmental Committee, Compensation Committee and Audit Committee of representatives or persons other than Daniel Auzan, Ronald T. DeBlis and Otto H. York, (or any successor unanimously approved by such committee's existing members), or the removal of Daniel Auzan, Ronald T. DeBlis or Otto York (or any of their approved successors) from such committees;

         (i) The appointment to the Budget Committee of representatives or persons other than Daniel Auzan, Otto H. York and Ronald T. DeBlis (or any successor unanimously approved by such committee's existing members), or the removal of any of Daniel Auzan, Otto H. York or Ronald T. DeBlis (or any of their approved successors) from such committee;

         (j) The removal of Daniel Auzan as Chairman of the Board of Directors and Otto H. York as Vice Chairman of the Board of Directors of the Company during their elected terms;

         (k) Any increase in the compensation of any employee of the Company other than as authorized by the Compensation Committee; or

         (l) The occurrence of any default under Section 3 of that certain Subscription and Option Agreement dated October 21, 1996 by and between GEM and the Company.

         Unless terminated sooner by the unanimous agreement in writing of the Company and the Shareholders then remaining, this Agreement shall terminate upon the occurrence of any of the following events:

                  (i)      Cessation of the Company's business.

                  (ii)     Liquidation and/or dissolution of the Company.

                  (iii)    Upon all of the Shares being held by a single
                           Shareholder.

                  (iv) When GEM no longer owns at least ten percent (10%) of the outstanding shares of capital stock in the Company.

                  (v) On April 21, 1998, provided, however, that in the event GEM fails to timely exercise its option under that certain Subscription and Option Agreement, dated October 21, 1996 by and between GEM and the Company, this Agreement will terminate.

         A copy of the Shareholders and Voting Agreement, in its entirety, is available for review, by any qualified shareholder at the Corporation's offices during normal business hours.

                              ELECTION OF DIRECTORS
                              ---------------------

         The Board of Directors is divided into three classes with terms expiring on three successive Annual Meeting Dates. At the Annual Meeting to be held in March 24, 1997, the following persons, Abel Sheng and John M. Young, are nominees of the Board for election as directors for three-year terms expiring in 2000. It is intended that the Proxies solicited by and on behalf of the Board of Directors will be voted for the election of the nominees; provided however, that in the event of the death or ineligibility, inability or unwillingness to serve of either nominee, the Proxies will be voted according to the judgment of the persons named therein. The Board has no reasons to believe that either nominee would be ineligible, unable or unwilling to serve if elected.

         Listed below are the names and ages of the nominees and all other Directors, all positions and offices held by each person and the period or periods during which he has served in such positions and offices. The nominees are now directors; Mr. Young was elected to his present term of office at the Annual Meeting of Shareholders held March 31, 1994; Mr. Sheng was appointed to the Board of Directors, effective December 9, 1996, by a majority vote of the Board of Directors. Mr. Sheng previously served as a Director from 1991 to 1994. The By-Laws of the Corporation provide for a Board of Directors consisting of a maximum of seven members. The candidacy of neither of the nominees is the subject of any arrangement or understanding between either nominee and any other person or persons, except the Directors and officers of the Corporation acting solely in that capacity. Neither of the nominees is related to any other director or to any executive officer by blood, marriage or adoption.

                                               POSITION WITH ISSUER
           NAME                AGE           AND PRINCIPAL OCCUPATION              PERIOD AS DIRECTOR
------------------------------------------------------------------------------------------------------------
NOMINEES FOR ELECTION WITH TERMS EXPIRING IN 2000:
------------------------------------------------------------------------------------------------------------
John M. Young                  79      Director; retired Vice President and          1947 - Present
                                       Operations Manager of the Corporation
Abel Sheng                     56      Director; President, Raamco                   1996 - Present
                                       International, Inc. and Sidco                 1991 - 1994
                                       Investments, Inc., investment companies


                                                POSITION WITH ISSUER
           NAME                AGE             AND PRINCIPAL OCCUPATION          PERIOD AS DIRECTOR
------------------------------------------------------------------------------------------------------------
DIRECTORS WITH TERMS EXPIRING IN 1999:
------------------------------------------------------------------------------------------------------------
Otto H. York                   86      Director, Chairman of the Board, and       1969 - Present
                                       Acting President and CEO; President,
                                       York Resources, Inc.
Daniel Auzan                   53      Director, President Directeur General,     1996 - Present
                                       General  de  Mesure  et  de   Maintenance
                                       Electronique, S.A.
Victor Tolan                   43      Vice President Sales and Marketing,        1996 - Present
                                       Metrix U.S.A.

DIRECTORS WITH TERMS EXPIRING IN 1998:
------------------------------------------------------------------------------------------------------------
Ronald T. DeBlis               72      Director; retired Dun & Bradstreet         1981 - Present

Jack Frucht                    82      Director; retired Chairman of the Board    1947 - Present
                                       and CEO of the Corporation


         No Director is or, within the last five years, has been employed by any parent, subsidiary or affiliate of the Company.

         During the past fiscal year, there were a total of seven meetings of the Board of Directors. No Director attended fewer than 75 percent of such meetings, during the period for which he was a Director.

         The Proxies solicited by this Proxy Statement can be voted only for the nominees named above, except in the event of occurrences previously discussed herein.

                     COMPENSATION OF DIRECTORS AND OFFICERS
                     --------------------------------------

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
NAME AND                   ANNUAL            COMPENSATION                  COMPENSATION       ALL OTHER
PRINCIPAL POSITION         YEAR     SALARY         BONUS        OTHER         AWARDS        COMPENSATION
------------------         ----     ---------------------------------      ------------     ------------
Ronald T. DeBlis           1996     N/A              N/A          N/A           N/A              N/A
  President & CEO
Otto H. York               1996     N/A              N/A          N/A           N/A              N/A
  President & CEO
Holmes Bailey              1996     $ 72,962         N/A          N/A           N/A            $32,308
  President & CEO
Holmes Bailey              1995     $140,000         N/A          N/A           N/A            $13,124
  President & CEO
Holmes Bailey              1994     $ 57,948        $30,000       N/A           N/A            $17,624
  President & CEO

         Pre-requisites and other personal benefits, securities or property conveyed to each officer did not exceed either $50,000 or 10% of such executives salary and bonus. Effective March 31, 1996, Mr. Bailey's employment agreement was not renewed and under the terms of his contract he was paid $32, 308 of severance pay.

         Those Directors of the Company who are not salaried officers (Messrs. Auzan, DeBlis, Frucht, Tolan, York and Young) are paid Directors' fees at the rate of $10,000 per year, in quarterly installments, plus $500 per scheduled meeting of the Board or any committee. The Board has, by resolution, agreed to be paid fifty percent (50%) of their fees for fiscal year 1997 and 1996 respectively.

         As approved by the Corporation's stockholders at the 1987 annual meeting, the Corporation's 1987 Incentive Stock Option Plan provided for the granting of tax-qualified stock options to key employees for up to 75,000 shares of the Corporation's Common Stock. No shares remain available for future option grants under the Plan. On November 15, 1994 the Board of Directors authorized the grant of options to purchase 55,000 shares to officers and other key employees, and as they relate to officers, they have been included in the Voting Securities section of this Proxy Statement. The Plan is administered by the Board of Directors, which selects participants. Under the Plan, incentive stock options must be granted at 100% of the fair market value of the Common Stock on the date of grant and may not be granted to any employee who owns more than 10% of the Corporation's Common Stock nor for a term exceeding five years. Options under the Plan are not transferable and are subject to adjustment in the event of a stock dividend, stock split, reorganization or any other change in the corporate structure or shares of the Corporation. On November 15, 1994 options to purchase 12,500 shares were granted to all executive officers as a group. The per share exercise price for all outstanding options is $1.0625.

         As approved by the Corporation's stockholders at the 1987 annual meeting, the Corporation's Stock Option Program for Non-Employee Directors provided for the grant of non-qualified stock options to non-employee directors for up to 37,500 shares of the Corporation's Common Stock. No shares remain available for future option grants under the Plan..

               INDEPENDENT PUBLIC ACCOUNTANTS AND RELATED MATTERS
               --------------------------------------------------

         I. Weismann Associates, Certified Public Accountants, has been engaged by the Corporation as its independent public accountant. A representative from
I. Weismann Associates is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and to be available to respond to appropriate questions.

                                   COMMITTEES
                                   ----------

         The Board of Directors has a standing audit committee consisting of Messrs. Auzan, DeBlis and York. The last meeting of the audit committee was held June 25, 1996 to discuss the Corporation's audit for the fiscal year ending September 30, 1996 and to discuss other matters relating to the Corporation's accounting, financial reporting and auditing functions.

         The Board of Directors has a standing compensation committee consisting of Messrs. Auzan, DeBlis, and York. The last meeting of the compensation committee was held December 9, 1996.

         The Board of Directors has a standing budget committee consisting of Messrs. Auzan, DeBlis and York. The last meeting of the budget committee was held December 9, 1996.

         The Board of Directors has a standing environmental committee consisting of Messrs. Auzan, DeBlis and York. The last meeting of the environmental committee was December 9, 1996.

                    DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                    -----------------------------------------

         Proposals from stockholders must be received by the Corporation by October 31, 1997 for inclusion in the proxy relating to the annual meeting to be held in 1998.

                      PURPOSES OF MEETING AND OTHER MATTERS
                      -------------------------------------

         The meeting is called to elect two Directors and to transact such other business as may properly come before the meeting.

         As of the date of this Proxy Statement, the Board does not know of any business, other than the election of Directors, to come before the meeting, but if any business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their best judgment.

         A copy of the Annual Report for the year ended September 30, 1996 is enclosed herewith. The Annual Report is not regarded as proxy soliciting material.

                                           BOONTON ELECTRONICS CORPORATION



                                    By /s/ John E. Titterton
                                           ----------------------
                                           John E. Titterton
                                           Secretary

Township of Hanover, New Jersey
February 28, 1996